IRREVOCABLE PROXY

In order to secure the performance of the duties of the undersigned pursuant to Section 4.1 of the Investor Agreement, dated as of December 29, 2021 and amended as of March 20, 2023 (the "***Agreement***"), by and between Bloom Energy Corporation (the "***Company***") and SK ecoplant Co., Ltd., the undersigned hereby irrevocably appoints KR Sridhar and Gregory Cameron, and each of them, the attorneys, agents and proxies, with full power of substitution in each of them, for the undersigned, and in the name, place and stead of the undersigned, to vote (or cause to be voted) or, if applicable, to give consent, in such manners as each such attorney, agent and proxy or his substitute shall in his sole discretion deem proper to record such vote (or consent) in the manners, and with respect to such matters as set forth in Section 4.1 of the Agreement (but in any case, in accordance with any written instruction from the undersigned, properly delivered under Section 4.1 of the Agreement, to vote or give consent as contemplated by Section 4.1 of the Agreement) with respect to all voting securities (whether taking the form of shares of Class A Common Stock, par value $0.0001 per share, or other voting securities of the Company), which the undersigned is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting or, if applicable, to give written consent with respect thereto. This proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the undersigned and shall not be terminated by operation of law upon the occurrence of any event. This proxy shall operate to revoke and render void any prior proxy as to voting securities heretofore granted by the undersigned which is inconsistent herewith. Notwithstanding anything to the contrary contained herein, this proxy shall (i) at all times be subject to Section 4.3 of the Agreement and (ii) terminate upon the earlier of the expiration or termination of the Standstill Term (as defined in the Agreement) and the voting agreement set forth in Section 4.1 of the Agreement.

SK ECOPLANT CO., LTD.

By:________________________
Name: Wangjae (Justin) Lee
Title: Managing Director of Eco Energy BU

IRREVOCABLE PROXY

In order to secure the performance of the duties of the undersigned pursuant to Section 4.1 of the Investor Agreement, dated as of December 29, 2021 and amended as of March 20, 2023 (the "***Agreement***"), by and between Bloom Energy Corporation (the "***Company***") and SK ecoplant Co., Ltd. ("***SK***"), the undersigned, as assignee of SK's purchase right, hereby irrevocably appoints KR Sridhar and Gregory Cameron, and each of them, the attorneys, agents and proxies, with full power of substitution in each of them, for the undersigned, and in the name, place and stead of the undersigned, to vote (or cause to be voted) or, if applicable, to give consent, in such manners as each such attorney, agent and proxy or his substitute shall in his sole discretion deem proper to record such vote (or consent) in the manners, and with respect to such matters as set forth in Section 4.1 of the Agreement (but in any case, in accordance with any written instruction from the undersigned, properly delivered under Section 4.1 of the Agreement, to vote or give consent as contemplated by Section 4.1 of the Agreement) with respect to all voting securities (whether taking the form of shares of Class A Common Stock, par value $0.0001 per share, or other voting securities of the Company), which the undersigned is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting or, if applicable, to give written consent with respect thereto. This proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the undersigned and shall not be terminated by operation of law upon the occurrence of any event. This proxy shall operate to revoke and render void any prior proxy as to voting securities heretofore granted by the undersigned which is inconsistent herewith. Notwithstanding anything to the contrary contained herein, this proxy shall (i) at all times be subject to Section 4.3 of the Agreement and (ii) terminate upon the earlier of the expiration or termination of the Standstill Term (as defined in the Agreement) and the voting agreement set forth in Section 4.1 of the Agreement.

ECONOVATION, LLC

By: ______________________
Name: Seongjun Bae
Title: Representative